Trust II

#77 N : The following securities held by the Funds on 2/28/13 were not Eligible Securities under Rule 2a-7. Each of these securities was subsequently sold at par with no loss to the Fund.

CUSIP Fund Name Security Name
594614Q93 Michigan Municipal Money Market Fund Michigan State Building Authority
123574BD6 Municipal Money Market Fund Butler Country General Authority, Pine Richland School District Project
123574BB0 Municipal Money Market Fund Butler County General Authority, Canon McMillan School District Project
603695FH5 Municipal Money Market Fund City of Minneapolis and Saint Paul Housing & Redevelopment Authority, Class B
57586PPQ3 Municipal Money Market Fund Massachusetts Housing Finance Agency
594614Q93 Municipal Money Market Fund Michigan State Building Authority
646108CP3 Municipal Money Market Fund New Jersey Housing & Mortgage Finance Agency, Multi-Family Housing
660068AA5 Municipal Money Market Fund North Huntingdon Township Municipal Authority
819215NN0 Municipal Money Market Fund Shaler Area School District
836896GE4 Municipal Money Market Fund South Carolina Educational Facilities Authority, Furman University
94985NZJ3 Municipal Money Market Fund Wells Fargo Stage Trust
67756BKC3 Ohio Municipal Money Market Fund Ohio State Higher Educational Facility Commission, Case Western Reserve, Class A